Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2020 Results

-- Fourth quarter SaaS and license revenue increased 17% year-over-year to $105.5 million --
-- Fourth quarter total revenue increased 18% year-over-year to $165.6 million --
-- Fourth quarter GAAP net income attributable to common stockholders increased to $16.0 million, compared to $13.0 million for the fourth quarter 2019 --
-- Fourth quarter non-GAAP adjusted EBITDA increased 8% year-over-year to $32.4 million, compared to $30.0 million for the fourth quarter 2019 --

TYSONS, VA., February 25, 2021 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2020. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2021 and guidance for the full year 2021.

“We are pleased to report solid results for the quarter and the year,” said Steve Trundle, President and CEO of Alarm.com. “Our service provider partners and the Alarm.com team continued to perform at high levels despite the ongoing pandemic. During the year we delivered a breadth of innovative new platform capabilities for both our residential and commercial services, including the Smart Water Valve + Meter, Connected Car, Flex IO, the Alarm.com Touchless Video Doorbell and OpenEye’s SaaS application for commercial customers, which will help our service provider partners extend their leadership positions in multiple markets.”

Fourth Quarter 2020 Financial Results as Compared to Fourth Quarter 2019

•SaaS and license revenue increased 17% to $105.5 million, compared to $90.1 million.
•Total revenue increased 18% to $165.6 million, compared to $140.5 million.
•GAAP net income attributable to common stockholders increased to $16.0 million, or $0.31 per diluted share, compared to $13.0 million or $0.26 per diluted share.
•Non-GAAP adjusted EBITDA increased to $32.4 million, compared to $30.0 million.
•Non-GAAP adjusted net income attributable to common stockholders increased to $23.1 million, or $0.45 per diluted share, compared to $21.5 million, or $0.43 per diluted share.

Full Year 2020 Financial Results as Compared to Full Year 2019

•SaaS and license revenue increased 17% to $393.3 million, compared to $337.4 million.
•Total revenue increased 23% to $618.0 million, compared to $502.4 million.
•GAAP net income attributable to common stockholders increased to $77.9 million, or $1.53 per diluted share, compared to $53.5 million or $1.06 per diluted share.
•Non-GAAP adjusted EBITDA increased to $125.3 million, compared to $108.3 million.
•Non-GAAP adjusted net income attributable to common stockholders increased to $89.4 million, or $1.75 per diluted share, compared to $77.2 million, or $1.54 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $253.5 million as of December 31, 2020, compared to $119.6 million as of December 31, 2019.
•For the quarter ended December 31, 2020, cash flows from operations was $35.4 million and free cash flow was $29.9 million, compared to cash flows from operations of $23.3 million and free cash flow of $14.6 million for the quarter ended December 31, 2019.
•For the year ended December 31, 2020, cash flows from operations was $102.1 million and free cash flow was $85.9 million, compared to cash flows from operations of $47.1 million and free cash flow of $27.8 million for the year ended December 31, 2019.

Recent Business Highlights

•Launched the Alarm.com Touchless Video Doorbell: Alarm.com launched the first commercially available video doorbell that rings without requiring any physical contact with the device to reduce public health risks and make home visits and deliveries safer. Alarm.com’s video analytics engines enable the video doorbell to automatically identify people at the door during the day or at night. It immediately alerts the property owner who can see and speak to visitors through Alarm.com’s apps with HD video and two-way audio. The video doorbell’s camera provides a 150° vertical field of view and greater than HD clarity for a full head-to-toe image of visitors as well as a clear view of packages left on the doorstep. The Alarm.com Touchless Doorbell won a TWICE Picks Award at CES 2021 for its unique impact on safety and value that it delivers to consumers.

•Released Initial Integration of OpenEye and Alarm.com for Business: CloudConnect is a two-way integration between the OpenEye Cloud Video Platform and the Alarm.com for Business platform that directly associates event data from intrusion sensors and access control readers with OpenEye’s SaaS offering. Based on criteria such as system arming status or badge scans by specific users, subscribers can customize event-based rules to record video clips, tag videos and generate alerts, or they can directly navigate to video recordings associated with a particular event. The integration further unifies intrusion, access control and video solutions to offer a more intelligent and convenient way to manage and secure commercial properties.

•EnergyHub Expands Ecosystem of Electric Vehicle (EV) Chargers: A new partnership with Enel X allows utilities to manage Enel X smart EV charging stations through EnergyHub’s Mercury DERMS platform. The expanded breadth of EnergyHub’s EV charging solution increases the EV charging resources available for utilities to manage in concert with other distributed energy resources. Flexibly managing energy demand can reduce strain on the grid and help utilities avoid infrastructure upgrade costs. EnergyHub’s utility customers Baltimore Gas & Electric (BG&E) and Eversource are the first to leverage this new partnership.

•PointCentral Launches Connected Retro: The connected intercom solution seamlessly upgrades existing telephone-based apartment and gated-community intercom systems without adding or replacing hardware. Leveraging the acquisition of Doorport, PointCentral’s Connected Retro solution enhances property security and convenience with digital key pin codes that work seamlessly throughout a community, with 30-day audit history tied to every code. Combined with the full suite of PointCentral’s smart rental solutions, property managers and owners can offer a comprehensive curb-to-couch experience to address use cases like unattended showings, package delivery and contactless entry that help increase tenant satisfaction while also improving security, operational efficiencies and asset protection.

•Expanded Commercial Services Offering with Acquisition of Shooter Detection Systems (SDS): SDS develops the Guardian Indoor Active Shooter Detection System, a unique innovative combination of acoustic and infrared sensors and proprietary algorithms that accurately detects gunshots and communicates incident details to building occupants and security teams. Alarm.com and SDS will continue to advance SDS's engineering and development of gunshot detection solutions and also integrate it with the Alarm.com ecosystem to deliver new levels of safety and security for commercial enterprises of all sizes.

•Rear Admiral (Ret.) Stephen Evans Appointed to Board of Directors: Effective February 1, 2021, Rear Admiral (Ret.) Evans was appointed to serve as a member of Alarm.com's board of directors. Admiral Evans retired in 2020 from the United States Navy where he most recently served as Special Advisor to the Commander, Naval Operations. Admiral Evans served as Senior Advisor, Deputy U.S. Military, NATO Military Committee from 2019 to 2020, as Commander, George H. W. Bush Carrier Strike Group from 2017 to 2019 and as Commander, Naval Service Training Command from 2015 to 2017. Admiral Evans earned a B.A. at The Citadel and a M.A. in National Security Affairs from the U.S. Naval War College.

Financial Outlook

At this time, the general economic situation remains fluid and it remains challenging to predict the full scope and duration of the impacts of the COVID-19 pandemic. Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2021 and its guidance for the full year 2021 based upon current management expectations in light of the ongoing COVID-19 pandemic.

For the first quarter of 2021:

•SaaS and license revenue is expected to be in the range of $104.8 million to $105.0 million.

For the full year 2021:

•SaaS and license revenue is expected to be in the range of $440.5 million to $441.5 million.
•Total revenue is expected to be in the range of $660.5 million to $671.5 million, which includes anticipated hardware and other revenue in the range of $220.0 million to $230.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $120.0 million to $130.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $84.0 million to $90.0 million, based on an estimated tax rate of 21.0%.
•Based on an expected 52.2 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.61 to $1.72 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2020 financial results and its outlook for the first quarter and full year 2021. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 25, 2021. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through March 4, 2021 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 5419089. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at
http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Secondary offering expense: We exclude secondary offering expense because we do not consider costs associated with the secondary offering to be indicative of our core operating performance and we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results and improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense.

Interest income and other income, net: We exclude interest income and other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for / (benefit from) income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s positioning, the benefits of recently launched offerings, and the Company’s guidance for the first quarter and full year 2021 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2020 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019	2018
Revenue:
SaaS and license revenue	$105,477	$90,062	$393,257	$337,375	$291,072
Hardware and other revenue	60,099	50,426	224,746	164,988	129,422
Total revenue	165,576	140,488	618,003	502,363	420,494
Cost of revenue:
Cost of SaaS and license revenue	13,866	12,638	53,539	50,066	44,933
Cost of hardware and other revenue	45,394	39,932	173,889	133,533	100,782
Total cost of revenue	59,260	52,570	227,428	183,599	145,715
Operating expenses:
Sales and marketing	23,562	18,423	75,967	61,815	55,902
General and administrative	23,009	18,174	78,643	69,959	95,750
Research and development	38,867	30,068	152,147	114,443	89,204
Amortization and depreciation	7,497	6,301	27,520	22,134	21,721
Total operating expenses	92,935	72,966	334,277	268,351	262,577
Operating income	13,381	14,952	56,298	50,413	12,202
Interest expense	(527)	(652)	(2,596)	(2,974)	(2,918)
Interest income	136	605	870	4,922	2,272
Other income, net	678	67	25,588	6,535	143
Income before income taxes	13,668	14,972	80,160	58,896	11,699
Provision for / (benefit from) income taxes	(1,971)	2,138	3,500	5,566	(9,825)
Net income	15,639	12,834	76,660	53,330	21,524
Net loss attributable to redeemable noncontrolling interest	328	201	1,193	201	—
Net income allocated to participating securities	—	—	—	—	(3)
Net income attributable to common stockholders	$15,967	$13,035	$77,853	$53,531	$21,521

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.32	$0.27	$1.59	$1.11	$0.45
Diluted	$0.31	$0.26	$1.53	$1.06	$0.43
Weighted average common shares outstanding:
Basic	49,271,962	48,624,834	48,950,328	48,427,446	47,633,739
Diluted	51,384,316	50,184,451	50,963,190	50,273,889	49,692,184

Stock-based compensation expense included in operating expenses:	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019	2018
Sales and marketing	$762	$690	$3,025	$2,075	$1,196
General and administrative	1,963	1,712	7,996	6,474	4,901
Research and development	5,550	3,480	18,155	12,054	7,332
Total stock-based compensation expense	$8,275	$5,882	$29,176	$20,603	$13,429

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$253,459	$119,629
Accounts receivable, net of allowance for credit losses of $4,696 and $2,584, respectively, and net of allowance for product returns of $1,480 and $1,075, respectively	83,326	76,373
Inventory	44,281	34,168
Other current assets, net of allowance for credit losses of $17 and $16, respectively	16,348	13,504
Total current assets	397,414	243,674
Property and equipment, net	44,796	38,548
Intangible assets, net	103,259	103,438
Goodwill	112,838	104,963
Deferred tax assets	21,692	19,137
Operating lease right-of-use assets	33,455	30,523
Other assets, net of allowance for credit losses of $72 and $0, respectively	18,233	17,516
Total assets	$731,687	$557,799
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$53,927	$48,727
Accrued compensation	22,307	16,342
Deferred revenue	4,037	3,043
Operating lease liabilities	9,973	7,683
Total current liabilities	90,244	75,795
Deferred revenue	8,492	7,455
Long-term debt	110,000	63,000
Operating lease liabilities	37,697	37,199
Other liabilities	6,811	7,489
Total liabilities	253,244	190,938
Redeemable noncontrolling interest	10,691	11,210
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2020 and 2019	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 49,630,773 and 48,700,963 shares issued; and 49,483,620 and 48,700,713 shares outstanding as of December 31, 2020 and 2019, respectively	496	487
Additional paid-in capital	405,831	365,627
Treasury stock, at cost; 147,153 and 0 shares as of December 31, 2020 and 2019, respectively	(5,149)	—
Retained earnings / (accumulated deficit)	66,574	(10,463)
Total stockholders’ equity	467,752	355,651
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$731,687	$557,799

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2020	2019	2018
Net income	$76,660	$53,330	$21,524
Adjustments to reconcile net income to net cash from operating activities:
Provision for credit losses on accounts receivable	2,162	1,170	149
Reserve for product returns	1,795	(123)	273
(Recovery of) / provision for credit losses on notes receivable	(359)	(3,272)	3,319
Provision for excess and obsolete inventory	1,451	485	—
Amortization on patents and tooling	882	700	900
Amortization and depreciation	27,520	22,134	21,721
Amortization of debt issuance costs	108	108	108
Amortization of operating leases	8,888	7,600	—
Deferred income taxes	(3,256)	2,599	(11,482)
Change in fair value of contingent liability	(2,595)	(198)	—
Stock-based compensation	29,176	20,603	13,429
Gain on notes receivable	—	(6,931)	—
Acquired in-process research and development	3,297	850	—
Gain on sale of investment	(24,737)	—	—
(Gain on) / impairment of investment	(676)	605	—
Disposal of property and equipment	—	—	1,410
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(10,098)	(22,273)	(9,298)
Inventory	(10,647)	(6,976)	(8,813)
Other current and non-current assets	(2,683)	(2,887)	115
Accounts payable, accrued expenses and other current liabilities	13,781	(10,980)	30,615
Deferred revenue	2,031	(1,567)	(1,502)
Operating lease liabilities	(10,177)	(8,268)	—
Other liabilities	(443)	403	(1,758)
Cash flows from operating activities	102,080	47,112	60,710
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	(26,299)	(58,833)	—
Additions to property and equipment	(16,141)	(19,324)	(11,015)
Purchases of in-process research and development	(3,297)	(850)	—
Issuances or purchases of notes receivable	(1,200)	(26,103)	(1,287)
Receipt of payments on notes receivable	2,026	31,696	—
Proceeds from sale of investment	25,687	—	—
Purchases of patents and patent licenses	(1,050)	—	(1,075)
Cash flows used in investing activities	(20,274)	(73,414)	(13,377)
Cash flows from / (used in) financing activities:
Proceeds from credit facility	50,000	—	—
Repayments of credit facility	(3,000)	(4,000)	(4,000)
Payments of deferred consideration for business acquisitions	(1,538)	—	—
Purchases of treasury stock and repurchases of common stock	(5,149)	—	(1)
Issuances of common stock from equity-based plans	11,711	3,870	6,400
Cash flows from / (used in) financing activities	52,024	(130)	2,399
Net increase / (decrease) in cash and cash equivalents	133,830	(26,432)	49,732
Cash and cash equivalents at beginning of the period	119,629	146,061	96,329
Cash and cash equivalents at end of the period	$253,459	$119,629	$146,061

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019	2018
Adjusted EBITDA:
Net income	$15,639	$12,834	$76,660	$53,330	$21,524
Adjustments:
Interest expense, interest income and other income, net	(287)	(20)	(23,862)	(8,483)	503
Provision for / (benefit from) income taxes	(1,971)	2,138	3,500	5,566	(9,825)
Amortization and depreciation expense	7,497	6,301	27,520	22,134	21,721
Stock-based compensation expense	8,275	5,882	29,176	20,603	13,429
Secondary offering expense	—	—	543	—	—
Acquisition-related expense	688	813	2,732	2,403	—
Litigation expense	2,521	2,072	8,988	12,754	45,729
Total adjustments	16,723	17,186	48,597	54,977	71,557
Adjusted EBITDA	$32,362	$30,020	$125,257	$108,307	$93,081

Adjusted net income:
Net income, as reported	$15,639	$12,834	$76,660	$53,330	$21,524
Provision for / (benefit from) income taxes	(1,971)	2,138	3,500	5,566	(9,825)
Income before income taxes	13,668	14,972	80,160	58,896	11,699
Adjustments:
Less: interest income and other income, net	(814)	(672)	(26,458)	(11,457)	(2,415)
Amortization expense	4,590	3,996	16,799	14,334	15,235
Stock-based compensation expense	8,275	5,882	29,176	20,603	13,429
Secondary offering expense	—	—	543	—	—
Acquisition-related expense	688	813	2,732	2,403	—
Litigation expense	2,521	2,072	8,988	12,754	45,729
Non-GAAP adjusted income before income taxes	28,928	27,063	111,940	97,533	83,677
Income taxes [1]	(6,074)	(5,683)	(23,507)	(20,482)	(17,572)
Non-GAAP adjusted net income	$22,854	$21,380	$88,433	$77,051	$66,105

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2020, 2019 and 2018 as well as the three months ended December 31, 2020, 2019. The 21.0% effective tax rates for each of the years ended December 31, 2020, 2019 and 2018 as well as the three months ended December 31, 2020, 2019 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019	2018
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$15,967	$13,035	$77,853	$53,531	$21,521
Provision for / (benefit from) income taxes	(1,971)	2,138	3,500	5,566	(9,825)
Income attributable to common stockholders before income taxes	13,996	15,173	81,353	59,097	11,696
Adjustments:
Less: interest income and other income, net	(814)	(672)	(26,458)	(11,457)	(2,415)
Amortization expense	4,590	3,996	16,799	14,334	15,235
Stock-based compensation expense	8,275	5,882	29,176	20,603	13,429
Secondary offering expense	—	—	543	—	—
Acquisition-related expense	688	813	2,732	2,403	—
Litigation expense	2,521	2,072	8,988	12,754	45,729
Non-GAAP adjusted income attributable to common stockholders before income taxes	29,256	27,264	113,133	97,734	83,674
Income taxes [1]	(6,144)	(5,725)	(23,758)	(20,524)	(17,572)
Non-GAAP adjusted net income attributable to common stockholders	$23,112	$21,539	$89,375	$77,210	$66,102

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019	2018
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.32	$0.27	$1.59	$1.11	$0.45
Provision for / (benefit from) income taxes	(0.04)	0.04	0.06	0.11	(0.20)
Income attributable to common stockholders before income taxes	0.28	0.31	1.66	1.22	0.25
Adjustments:
Less: interest income and other income, net	(0.02)	(0.02)	(0.54)	(0.24)	(0.05)
Amortization expense	0.09	0.09	0.34	0.30	0.32
Stock-based compensation expense	0.17	0.12	0.60	0.42	0.28
Secondary offering expense	—	—	0.01	—	—
Acquisition-related expense	0.02	0.02	0.06	0.05	—
Litigation expense	0.05	0.04	0.18	0.26	0.96
Non-GAAP adjusted income before income taxes	0.59	0.56	2.31	2.01	1.76
Income taxes [1]	(0.12)	(0.12)	(0.48)	(0.42)	(0.37)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.47	$0.44	$1.83	$1.59	$1.39

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.45	$0.43	$1.75	$1.54	$1.33

Weighted average common shares outstanding:
Basic, as reported	49,271,962	48,624,834	48,950,328	48,427,446	47,633,739
Diluted, as reported	51,384,316	50,184,451	50,963,190	50,273,889	49,692,184

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2020, 2019 and 2018 as well as the three months ended December 31, 2020, 2019. The 21.0% effective tax rates for each of the years ended December 31, 2020, 2019 and 2018 as well as the three months ended December 31, 2020, 2019 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019	2018
Free cash flow:
Cash flows from operating activities	$35,410	$23,265	$102,080	$47,112	$60,710
Additions to property and equipment	(5,464)	(8,664)	(16,141)	(19,324)	(11,015)
Non-GAAP free cash flow	$29,946	$14,601	$85,939	$27,788	$49,695